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                                                                    Exhibit 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998, as it relates to U S WEST New Vector Group , Inc. and Subsidiaries, included in AirTouch Communications, Inc.'s Form 8-K/A-1, date of report: April 6, 1998, as amended, and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.




/s/ Arthur Andersen LLP

Denver, Colorado
November 6, 1998


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